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                                                                   EXHIBIT 10.13


    SUBLEASE AGREEMENT                                       STATE OF LOUISIANA

      BY AND BETWEEN                                          PARISH OF ORLEANS

JAZZ CASINO COMPANY, L.L.C.

           AND

   SULLIVAN TRANSFER CO.


         THIS SUBLEASE is made and entered into on the dates hereinafter set forth, but effective as of February 1, 2001, by and between:

          JAZZ CASINO COMPANY, L.L.C. ("Sublessor"), a Louisiana limited liability company, successor-in-interest to Grand Palais Casino, Inc. and Harrah's Jazz Company, represented herein by its undersigned agent, duly authorized,

          and

          SULLIVAN TRANSFER CO. ("Sublessee"), a corporation organized under the laws of the State of Texas, represented herein by its undersigned agent, duly authorized.


Witnesseth:


         WHEREAS, an Amended and Restated Lease Agreement (the "Restated Lease") was entered into by and between The Alabama Great Southern Railroad Company ("Landlord") and Grand Palais Casino, Inc., ("Grand Palais"), as lessee, dated November 18, 1993, a memorandum of which is filed in the conveyance records of Orleans Parish, Louisiana, at COB 908 folio 101, whereby Grand Palais did lease from Landlord four certain properties therein designated as "Property `A'," "Property `B'," "Property `C'," and "Office Building," on terms and conditions more fully set forth therein, all as more particularly set forth in the Restated Lease, a copy of which is attached hereto as Exhibit "I"; and,

         WHEREAS, Grand Palais did assign all of its right, title and interest as lessee under the Restated Lease to Harrah's Jazz Company ("Harrah's Jazz"), pursuant to an Assignment and Assumption of Lease dated as of March 15, 1994 (the "Assignment of



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Lease"), which Assignment of Lease is filed in the conveyance records of Orleans
Parish, Louisiana at COB ___ folio _______; and,

         WHEREAS, the Restated Lease was amended pursuant to a Supplemental Agreement (the "First Amendment") dated effective as of March 1, 1994, whereby Landlord and Harrah's Jazz agreed to certain amendments, modifications and extensions to the Restated Lease, including but not limited to the addition of certain leased premises to the Restated Lease as set forth in Paragraph 1 of the First Amendment, all on terms and conditions more fully set forth therein, a copy of which First Amendment is attached hereto as Exhibit "2." The Restated Lease, the Assignment of Lease, the First Amendment, and any and all other amendments and/or other documentation pertaining thereto are hereinafter collectively referred to as the "Base Lease"; and,

         WHEREAS, pursuant to that certain Third Amended Joint Plan of Reorganization, as modified, (the "Plan") which was filed in connection with that certain legal proceeding captioned "In the Matter of: Harrah's Jazz Company, Debtor," which proceeding bears Bankruptcy Case No. 95-14545-TMB, on the docket of the U.S. Bankruptcy Court for the Eastern District of Louisiana and which said Plan was further confirmed by virtue of that certain Order in Aid of Consummation issued on connection with said bankruptcy proceeding dated October 29, 1998, all right, title and interest of Harrah's Jazz in and to the Restated Lease was conveyed to and vested in Sublessor; and,

         WHEREAS, the Base Lease was amended pursuant to a Second Amendment to Amended and Restated Lease Agreement (the "Second Amendment") dated effective as of March 31, 2001, whereby Lessor and Sublessor agreed to certain amendments, modifications and extensions to the Base Lease, including but not limited to the deletion of certain leased premises to the Base Lease as set forth in Paragraph 2 of the Second Amendment, thereby leaving only Property "B" (the "Premises") subject to the Base Lease, all on terms and conditions more fully set forth therein, a copy of which Second Amendment is attached hereto as Exhibit "3."

         WHEREAS, effective March 31, 2001, this Second Amendment referenced hereinabove shall be considered a part of the Base Lease, and all references in this Sublease to the Base Lease shall include all modifications contemplated by the Second Amendment, said Base Lease being incorporated herein and made a part hereof for all purposes.

         WHEREAS, Sublessee desires to sublease from Sublessor the Premises which, effective March 31, 2001, will be the only subject property of the Base Lease, upon the terms and conditions hereinafter set forth, which said Premises consists only of Property "B," all as more fully described on Exhibit "4" attached hereto;


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         NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein granted, Sublessor hereby covenant, stipulate and agree as follows:

         1. Capitalized terms utilized herein but not otherwise defined herein have the meaning ascribed to them in the Base Lease.

         2. Subject to and upon the terms, provisions and conditions set forth herein, and subject to the terms, provisions and conditions of the Base Lease, and in consideration of the agreements, covenants and obligations provided for hereunder, Sublessor hereby subleases, demises and rents to Sublessee the Premises.

         3. Subject to and upon the terms, provisions and conditions set forth herein and in the Base Lease, this Sublease shall continue in full force and effect commencing on February 1, 2001 on a month to month basis, automatically renewing each month, unless terminated as hereinafter provided. In no event, however, shall the term of this Sublease extend beyond August 1, 2003. Either party may terminate this Sublease with or without cause by giving the other party notice of termination, which termination will be effective thirty (30) days after the date of the notice of termination. During the period beginning with the date of the notice of termination and ending with the effective date of termination, each party shall continue to perform its respective obligations under this Sublease.

         4. This Sublease is made for and in consideration of a monthly rental of SIX THOUSAND FIVE HUNDRED AND NO/100 ($6,500.00) DOLLARS. The first payment shall be due upon the execution hereof for the month of February, 2001, and shall be payable at One Canal Place, 365 Canal Street, Suite 900, New Orleans, Louisiana 70130. All succeeding payments shall be due and payable on the first day of each and every succeeding month at the same address. Sublessor may, from time to time, designate other places for the payment of rent by written notice to Sublessee. Should this Sublease terminate prior to the last day of the month, the monthly rental shall be prorated.

         5. The Premises herein subleased are to be used only for truck marshaling and the parking of semi-truck/trailers, or for any other such purpose as may be allowed under the Base Lease, Sublessee is obligated not to use the Premises for any purpose that is unlawful or tends to injure or depreciate the Premises. Sublessee further warrants that it will not permit, allow or place on or under the Premises any substance which is considered hazardous or toxic under any applicable State and/or Federal law or regulation. In the event any such hazardous or toxic substance is placed on, at or under the Premises, Sublessee will be responsible for the immediate removal of same, and agrees to indemnify and hold harmless Sublessor from any and all costs, damage, and/or liability occasioned thereby, or for the removal or remediation thereof.

         6. This Sublease is and shall be subject to the Base Lease. Except as may be hereinafter expressly provided to the contrary, all of the terms, covenants, provisions and conditions of the Base Lease shall apply to this Sublease, as covenants and agreements between and enforceable by Sublessor and Sublessee. Sublessee agrees to look solely to Landlord under the Base Lease for the performance of all obligations of Landlord under the Base Lease, and Sublessor shall not be responsible for failure of Landlord under the Base Lease to perform any of its obligations under the Base Lease. However, Sublessor


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agrees to cooperate with Sublessee in connection with the enforcement of any rights and privileges inuring to Sublessor, as Tenant under the Base Lease. Subject to the provisions of this Sublease, Sublessor hereby reserves for itself all rights and options available to it under the Base Lease. So long as Sublessee pays all rentals due hereunder on a timely basis and timely performs all covenants and obligations required to be performed by Sublessee hereunder, Sublessor shall not cancel, modify or amend the Base Lease insofar as any such cancellation, modification or amendment would affect the Premises to the extent the Sublessee's right to occupy the Premises during the term of this Sublease would be affected and/or the terms and conditions of this Sublease would be affected. Sublessor agrees to provide Sublessee notice of any cancellation, material modification or amendment of the Base Lease. Except as may be expressly provided to the contrary, Sublessee agrees in favor of and for the benefit of Sublessor and Landlord under the Base Lease that the Sublessee shall be bound by, and hereby covenants to comply with, all of the terms, covenants, conditions and provisions of the Base Lease as they apply to the obligations of Sublessor as Tenant under the Base Lease, in the same manner as if Sublessee were the Tenant under the Base Lease.

         7. Sublessee shall cause the Premises to be maintained in good repair and in the same condition as upon first occupancy by Sublessee. Sublessee shall make all repairs and perform necessary maintenance upon the Premises, including without limitation the fence area and lighting which Sublessee shall maintain as it deems appropriate. Sublessee shall under no circumstances be obligated to improve the condition of the Premises beyond the condition in which Sublessee received the Premises. Sublessor shall have no responsibility for the repair or maintenance of the Premises.

         8. Sublessee shall surrender the Premises upon the expiration or earlier termination of this Sublease, without further notice, in as good a condition as when this Sublease commenced, ordinary wear and tear excepted.

         9. Sublessor shall be entitled to and Sublessee hereby grants to Sublessor the same rights, remedies and interests as those of the Landlord under the Base Lease, or at law, including, without limitation, the rights and remedies provided for in the event of default.

         10. Sublessee covenants and agrees to indemnify and hold harmless Sublessor and Landlord from and against any and all damage, liability, claims or causes of action of whatever nature and however same may be caused (including, without limitation, all claims for damages to any property or vehicles and contents or injury or death to persons on the Premises), arising from or out of Sublessee's failure to comply with the terms of the Base Lease or the occupancy of the Premises by Sublessee, Sublessee's agents, officers, representatives, employees, contractors, servant or invitees, even such damage, liability, claims or causes of action resulting from the joint or concurrent negligence of Sublessor or Landlord and Sublessee or Sublessee's agents, officers, representatives, employees, contractors, servants or invitees; provided, however, Sublessee shall not indemnify or hold harmless Sublessor or Landlord from and against any and all damage,



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liability, claims or causes of action resulting from the sole negligence of
Sublessor, Landlord, their agents', officers' or employees' sole negligence.

         11. Sublessee, at Sublessee's expense, shall carry, for the protection of Sublessor and Landlord, their respective agents, employees, invitees, guests, and independent contractors employed on or about the Premises, Commercial General Liability Insurance against claims for injury or death to persons or damage to property, occurring on or about the Premises, with minimum limits of coverage to be Three Million Dollars combined single limit per occurrence and Three Million Dollars in the aggregate. Sublessee shall also carry, for the aforementioned reasons, Automobile Liability Insurance with minimum limits of coverage to be Three Million Dollars combined single limit per occurrence. Additionally, and for the same reasons, Sublessee is required to carry Worker's Compensation and Employer's Liability Insurance in an amount not less than One Million Dollars per occurrence. Sublessee shall furnish Sublessor and Landlord with copies of certificates of insurance on or before the Effective Date of this Sublease, and such certificates shall state that the policies are in full force and effect, may not be cancelled or modified without at least thirty (30) days written notice to Sublessor, and that Sublessor and Landlord are an additional insured under the policies. The foregoing liability insurance may be carried under a blanket policy covering other locations owned, leased or operated by Sublessee.

         12. If, due to conditions or other circumstances prescribed under the Base Lease, the accrual of rent thereunder is abated or suspended, then and to the same extent, accrual of rent under this Sublease shall abate or be suspended.

         13. Subject to the terms, provisions and conditions of this Sublease and the Base Lease, Sublessee shall peaceably and quietly hold and enjoy the Premises for the term hereof without hindrance or interference from anyone claiming by, through or under Sublessor. Sublessor does not warrant against and shall not be responsible for any hindrance or interference with Sublessee's peaceful and quiet enjoyment of the Premises other than any hindrance of interference from anyone claiming by, through or under Sublessor.

         14. This Sublease shall be binding upon and shall inure to the benefit of Sublessor and Sublessee and their respective successors, assigns and legal representatives; provided, however, that Sublessee shall have no right to assign this Sublease or sublet the Premises without the prior written consent of the Sublessor, and any attempt by Sublessee to assign this Sublease or sublet the Premises without such prior written consent shall be void and of no effect other than as hereinafter set forth.

         15. Sublessor will forward to Sublessee within five (5) business days of receipt thereof exact copies of any communications received from Landlord under the Base Lease which pertain to and materially affect the Premises. Sublessee will forward to Sublessor within five (5) business days of receipt thereof exact copies of any communications received from Landlord (including, but not limited to, notices, billings,


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demands for payment, or other communications of any kind or character) under the
Base Lease.

         16. Every notice, communication, request or reply required to be delivered by any of the parties to any other party or parties under the terms of this Sublease shall be in writing, and shall be delivered by actual delivery to the party or parties to be notified or by depositing such notice in the United States mail, postage prepaid, registered or certified mail, or by delivery by overnight courier service and addressed to the party to be notified with return receipt requested. Notice given in any other manner, including facsimile electronic transmission, shall be effective only if and when received by the party or parties to be notified. For purposes of notice, the addresses of the parties, until changed as hereinafter provided, shall be as follows:

Sublessor:                          Jazz Casino Company, L.L.C.
                                    Attn: Thomas M. Morgan
                                    One Canal Place
                                    365 Canal Street, Suite 900
                                    New Orleans, Louisiana 70130

Sublessee:                          Sullivan Transfer Co.
                                    Attn: Mark Seiler
                                    Elmwood Industrial Park
                                    905 Sams Avenue
                                    Harahan, Louisiana 70123

         Each of the parties shall have the right, from time to time, to change their respective addresses, and each shall have the right to specify as their address any other address within the United States of America by delivering to the other parties notice in writing of such new address.

         17. Sublessor and Sublessee agree that should Sublessee fail to pay any of the rentals provided for herein, or should Sublessee fail to comply with any of the other obligations of this Sublease or the Base Lease within ten (10) days from receipt of notice demanding same, Sublessor or Landlord shall have the right to exercise any of its remedies provided for herein or in the Base Lease against Sublessee. If the Sublessee has taken active steps to cure any default, not curable by the payment of money, and diligently pursue same, such additional reasonable time as is necessary to cure such default shall be granted Sublessee.

         18. In the event of a conflict between the terms and conditions of the Base Lease and this Sublease, the terms and conditions of this Sublease shall prevail, except to the extent that such rights granted to Sublessee by Sublessor were never granted to Sublessor in the Base Lease.

         AND NOW UNTO THESE PRESENTS, personally came and intervened: THE ALABAMA GREAT SOUTHERN RAILROAD COMPANY, who takes cognizance of


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this Sublease and approves of and consents to the same, including all of the terms and provisions herein.

         EXECUTED in New Orleans, Louisiana, on this 6th day of February, 2001.


                                           JAZZ CASINO COMPANY, L.L.C.


                                           By:  /s/  Thomas M. Morgan
                                           Printed Name:  Thomas M. Morgan
                                           Title:  Vice President


         EXECUTED in New Orleans, Louisiana, on this 6th day of February, 2001.


                                           SULLIVAN TRANSFER CO.


                                           By:  /s/  Mark Seiler
                                           Printed Name:  Mark Seiler
                                           Title:  General Manager


         EXECUTED, in Atlanta, Georgia, on this 7th day of February, 2001.


                                           Intervenor:
                                           THE ALABAMA GREAT SOUTHERN
                                           RAILROAD COMPANY


                                           By: /s/  S. G. Portnell
                                           Printed Name:  S. G. Portnell
                                           Title:  Real Estate Manager